Exhibit No. 7

Depository’s Voting Instruction Card of the Extraordinary Shareholders’ Meeting of Asustek Computer Inc., dated January 14, 2010

THE SPIN-OFF, CAPITAL REDUCTION AND MERGER REFERRED TO HEREIN INVOLVE THE SECURITIES OF FOREIGN COMPANIES.  THE SPIN-OFF, CAPITAL REDUCTION AND MERGER REFERRED TO HEREIN ARE SUBJECT TO DISCLOSURE REQUIREMENTS OF A FOREIGN COUNTRY THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES.  FINANCIAL STATEMENTS AND OTHER FINANCIAL OR ACCOUNTING DATA REFERRED TO IN, OR ENCLOSED WITH, THIS NOTICE, IF ANY, HAVE BEEN PREPARED IN ACCORDANCE WITH FOREIGN ACCOUNTING STANDARDS THAT MAY NOT BE COMPARABLE TO THOSE ACCEPTED IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS, SINCE EACH OF THE COMPANY, PEGATRON CORPORATION AND PEGATRON INTERNATIONAL INVESTMENT COMPANY, LTD. IS LOCATED IN A FOREIGN COUNTRY, AND SOME OR ALL OF THEIR OFFICERS AND DIRECTORS MAY BE RESIDENTS OF A FOREIGN COUNTRY. YOU MAY NOT BE ABLE TO SUE A FOREIGN COMPANY OR ITS OFFICERS OR DIRECTORS IN A FOREIGN COURT FOR VIOLATIONS OF THE U.S. SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A FOREIGN COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT'S JUDGMENT.

Extraordinary Shareholders' Meeting

The Voting Instructions must be signed, completed and received at the indicated address prior to
10:00 A.M. (New York City time) on February 3, 2010 for action to be taken.

2010 VOTING INSTRUCTIONS	GLOBAL DEPOSITARY RECEIPTS

ASUSTEK COMPUTER INC. (the “Company”)

Rule 144A GDR CUSIP No.:	04648R407.
International GDR CUSIP No.:	04648R308.
GDR Record Date:	January 8, 2010.
Meeting Specifics:	Extraordinary Shareholders' Meeting - February 9, 2010 at 9:30 A.M. (Taiwan time) at No. 113, Sec. 7,
Jungshan N. Rd., Taipei, Taiwan, Republic of China.
Meeting Agenda:	Please refer to the Company’s Notice of Meeting enclosed herewith.
Depositary:	Citibank, N.A.
Deposit Agreement:	Deposit Agreement, dated as of May 30, 1997, as amended by Amendment No. 1 to Deposit
Agreement, dated as of December 21, 2007.
Deposited Securities:	Shares of common stock, par value NT $10 each, of the Company.
Custodian:	Citibank Taiwan Limited.

The undersigned holder, as of the GDR Record Date, of the Global Depositary Receipt(s) issued under the Deposit Agreement and evidencing the Global Depositary Shares identified on the reverse side hereof (such Global Depositary Shares, the “GDRs”) and hereby irrevocably authorizes and directs the Depositary to cause to be voted at the Meeting (and any adjournment or postponement thereof) the Deposited Securities represented by the GDRs in the manner indicated on the reverse side hereof.

Please note that, pursuant to Paragraph 11 of the Provisions of the GDRs incorporated in the Deposit Agreement (“Paragraph 11”), holders of GDRs do not have individual voting rights attaching to the Deposited Securities, except for the election of directors and/or supervisors. According to ROC Company Law, the voting rights should be exercised by the Depositary’s nominee, as representative of the holders of GDRs, collectively in the same manner, except for the election of directors and/or supervisors.

Please also note that, in accordance with and subject to the terms of Paragraph 11, if the Depositary receives Voting Instructions to vote the Deposited Securities represented by at least 51% of the GDRs outstanding as of the GDR Record Date in the same manner in respect of one or more resolutions to be proposed at the Meeting (other than the election of directors or supervisors) prior to the Voting Instructions Deadline, the Depositary shall notify the instructions to the Chairman of the Company (the “Chairman”), or such other person as he may designate (the “Voting Representative”), and appoint the Chairman or his Voting Representative as the representative of the Depositary and the holders of GDRs to attend and vote all the Deposited Securities represented by GDRs in the manner so instructed by such holders of GDRs in relation to such resolution or resolutions. If the Depositary does not receive such instructions prior to the Voting Instructions Deadline with respect to at least 51% of the GDRs outstanding as of the GDR Record Date to vote in the same manner in respect of any resolution (other than in the case of the election of directors or supervisors of the Company), the Depositary shall appoint the Chairman or his Voting Representative, to attend and vote all the Deposited Securities represented by GDRs outstanding as of GDR Record Date as to such matter at the Meeting at his or her sole discretion, which may not be in the best interests of such holders and beneficial owners.

Please further note that, in accordance with and subject to the terms of Paragraph 11, if the Depositary receives Voting Instructions for the election of directors and/or supervisors from a holder of GDRs, the Depositary shall notify the Chairman, or his Voting Representative, and appoint the Chairman or his Voting Representative as the representative of the Depositary and the holders of GDRs to attend the Meeting and vote the Deposited Securities represented by GDRs in the manner so instructed by such holders of GDRs in relation to such election. If the Depositary shall not have received voting instructions for the election of directors and/or supervisors from a holder of GDRs, such holder will be deemed to have instructed the Depositary to authorize and appoint the Chairman or the Voting Representative to attend and vote all Deposited Securities represented by GDRs at his or her sole discretion, which may not be in the best interests of such holders and beneficial owners.

Please further note that, the Company has informed the Depositary that, pursuant to Article 165 of the Company Law of the Republic of China, the shareholders’ register shall be closed for registration of transfer from January 11, 2010 to February 9, 2010.

Please indicate on the reverse side hereof how the Deposited Securities are to be voted.

The Voting Instructions must be marked, signed and returned on time in order to be counted.

By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the voting instructions contained therein.

Agenda Items

(1)	The Company proposes to spin-off its ODM business which is held through the form of long-term equity investment

(2)	Capital reduction of the Company for the Spin-Off

(3)	Other proposals and provisional motions

A	Issues ASUSTEK COMPUTER INC.

	For	Against	Abstain

Resolution (1)	☐	☐	☐

Resolution (2)	☐	☐	☐

Resolution (3)	☐	☐	☐

B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

If these Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give voting instructions “FOR” the unmarked issue.

Please be sure to sign and date this Voting Instruction Card.

Please sign your name to the Voting Instructions exactly as printed. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. Voting Instructions executed by a corporation should be in full name by a duly authorized officer with full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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